Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 17th day of August, 2012, by and among T2 Accredited Fund, L.P., a Delaware limited partnership (“T2 Accredited Fund”), T2 Qualified Fund, L.P., a Delaware limited partnership (“T2 Qualified Fund”) and Tilson Offshore Fund, Ltd., a Cayman Islands limited company (“Tilson Offshore Fund” and, together with T2 Accredited Fund and T2 Qualified Fund, the “Seller”), and MRV Communications, Inc. a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, after due consideration, the Board of Directors of the Purchaser (“Board”), has approved the Repurchase Transaction (as defined below).

WHEREAS, the Seller desires to sell shares of common stock, par value $0.0017 per share, of the Purchaser (“Common Shares”) to the Purchaser, and the Purchaser desires to purchase Common Shares from the Seller, on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”).

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMMON SHARES

Section 1.1                                      Purchase.  Subject to the terms and conditions of this Agreement, on August 17, 2012 or such other date as may be agreed by the parties in writing (the “Closing Date”), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, 5,843,420 Common Shares (the “Shares”).  The purchase price for the Shares shall be $0.48 per share, resulting in a total purchase price of $2,804,841.60 (the “Purchase Price”).

Section 1.2                                      Closing.  On the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser all of the Seller’s right, title and interest in and to the Shares by delivery of one or more certificates evidencing the Shares being repurchased, endorsed to the Purchaser or accompanied by duly executed stock powers or other instrument of assignment.  On the Closing Date, the Purchaser shall pay to the Seller the Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions to be provided by the Seller to the Purchaser. Alternatively, upon the consent of all parties, the purchase and sale of the Shares may be effected through a broker.

Section 1.3                                      Condition to Closing.  The obligation of either party to proceed with the closing contemplated hereby shall be expressly conditioned on the absence of any judgment, injunction, judicial order or decree binding upon a party hereto that would prohibit such party from consummating the transactions contemplated hereby or any pending action, suit or proceeding which challenges the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, provided that a failure of this condition shall not be asserted by a party if such failure is the direct or indirect result of such party’s breach of any representation or warranty contained in Article II or Article III, as applicable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.

Section 2.1                                      Existence and Power.

(a)                                  Each of T2 Accredited Fund, T2 Qualified Fund and Tilson Offshore Fund has been duly formed and is existing as a limited partnership or limited company, as applicable, in good standing under the laws of the state or country, as applicable, of its formation and has the power, authority and capacity to execute and deliver this Agreement, to perform the Seller’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b)                                 The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 or Regulation 13D under the Securities Exchange Act of 1934 (“Exchange Act”)) filing by the Seller with, any governmental authority or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Seller; and (ii) except as would not have an adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Seller or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Seller is a party, (B) the Seller’s organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 2.2                                      Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by the Seller and, assuming the due execution and delivery of this Agreement by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.  The Seller has duly taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.3                                      Title to Shares.  The Seller has good and valid title to the Shares free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares or its ownership rights in such Shares or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares.

Section 2.4                                      Sophistication of the Seller.  The Seller acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the Repurchase Transaction.  The Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision.  The Seller is not in possession of any material non-public information of the Purchaser.  The Seller and/or the Seller’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Shares and the Purchaser and all such questions have been answered to the Seller’s full satisfaction.  The Seller is not relying on the Purchaser with respect to the tax and other economic considerations of the Repurchase Transaction, and the Seller has relied on the advice of, or has had the opportunity to consult with, the Seller’s own advisors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Seller, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.

Section 3.1                                      Existence and Power.

(a)                                  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b)                                 The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) do not require, except as have been obtained prior to the date hereof, the consent, approval, authorization, order, registration or qualification of (except for filings pursuant to Sections 13 or 15(d) of the Exchange Act), or filing with, any governmental or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Purchaser or any of its subsidiaries; and (ii) except as would not have an adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Purchaser, any of the Purchaser’s subsidiaries or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Purchaser or any of its subsidiaries is a party, (B) the Purchaser’s organizational documents or

(C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 3.2                                      Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.  This Agreement and the purchase of the Shares contemplated hereby have been approved by each member of the Board (other than Glenn Tongue, who recused himself from the vote and deliberations), which has been duly authorized to so act and each member of which is disinterested with respect to this Agreement and the transactions contemplated hereby (the “Independent Committee”).  Such approval shall comply with Rule 16b-3 of the Exchange Act.  The Purchaser has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.3                                      Sophistication of the Purchaser.  The Purchaser acknowledges and agrees that, except as set forth in this Agreement, the Seller is not making any express or implied warranties in connection with the Repurchase Transaction.  The Purchaser has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision.  The Purchaser and/or the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Seller concerning the Shares and the Seller and all such questions have been answered to the Purchaser’s full satisfaction.  The Purchaser is not relying on the Seller with respect to the tax and other economic considerations of the Repurchase Transaction, and the Purchaser has relied on the advice of, or has had the opportunity to consult with, the Purchaser’s own advisors.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1                                      Notice.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to the address and to the attention of the person set forth in this Agreement.  Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

If to the Purchaser, to:

MRV Communications, Inc.

20415 Nordhoff Street

Chatsworth, CA 91311

Attn: General Counsel

with a copy to:

Fulbright & Jaworski, L.L.P.

666 Fifth Avenue

New York, NY 10103

Attn: Steven Suzzan

if to the Seller, to:

T2 Partners LLC

767 Fifth Avenue, 18th Fl.

New York, NY 10153

Attn: Whitney Tilson

Section 4.2                                      Entire Agreement.  This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior written and contemporaneous oral agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3                                      Assignment; Binding Agreement.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.4                                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereupon delivered by facsimile, by electronic mail in PDF form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5                                      Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without giving effect to principles of conflicts of laws.  Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 4.6                                      No Third Party Beneficiaries or Other Rights.  Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.7                                      Waiver; Consent.  This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.8                                      No Broker.  Except as previously disclosed to each other party, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 4.9                                      Further Assurances.  Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.

Section 4.10                                Costs and Expenses.  Each party hereto shall each pay its own respective costs and expenses, including, without limitation, any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 4.11                                Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.12                                Captions.  The article and section captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 4.13                                Public Announcements.  Subject to each party’s disclosure obligations imposed by law or obligations pursuant to any listing agreement with any securities exchange or the requirements of any self-regulatory organization, each of the parties hereto will cooperate with each other party in the development and dissemination of all public news releases and other public information containing disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with each other party hereto and receiving such party’s consent (which shall not be unreasonably withheld, delayed or conditioned), and each party shall coordinate with each other party with respect to any such news release or public disclosure; provided, that no provision herein shall limit the Purchaser’s disclosure and filing obligations under applicable law and the rules promulgated by the Securities and Exchange Commission.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE PURCHASER:

MRV COMMUNICATIONS, INC.

By:	/s/ Barry Gorsun
	Name:	Barry Gorsun
	Title:	Chief Executive Officer

THE SELLER:

T2 Accredited Fund, L.P.

By:	/s/ Whitney Tilson

T2 Qualified Fund, L.P.

By:	/s/ Whitney Tilson

Tilson Offshore Fund, Ltd.

By:	/s/ Whitney Tilson